As filed with the Securities and Exchange Commission on May 30, 2002
                                          Registration No. 333-51263
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                           EDGEWATER TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

          Delaware                                          71-0788538
(State or other jurisdiction of                         (I.R.S. employer
incorporation or organization)                           identification no.)
                             20 Harvard Mill Square
                         Wakefield, Massachusetts 01880
                                 (781) 246-3343
   (Address,including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                             Gordon Y. Allison, Esq.
                   Executive Vice President - General Counsel
                           Edgewater Technology, Inc.
                               302 E. Millsap Rd.
                          Fayetteville, Arkansas 72703
                                 (479) 582-5444
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------


                                   Copies to:
                                Brian Lynch, Esq.
                               Cooley Godward LLP
                               Reston Town Center
                                11951 Town Center
                             Reston, Virginia 20190
                                 (703) 456-8575

                              --------------------

      Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.

                              --------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_| If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |_|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                              --------------------

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities Exchange Commission, acting pursuant to said Section 8(c), may determine.

                          Deregistration of Securities

     On April 29, 1998, Edgewater Technology, Inc., then known as StaffMark, Inc. (the "Company") filed its Registration Statement on Form S-3 (File No. 333-51263) (the "Registration Statement"), covering 741,508 shares of the Company's common stock to be sold from time to time by selling stockholders of the Company named therein. The Registration Statement was filed in order to register the sale of shares of the Company's common stock issued to the former stockholders of various companies that were acquired by the Company in 1997 and 1998. On May 11, 1998, the Securities and Exchange Commission declared the Registration Statement effective. The Company changed its name from "StaffMark, Inc." to "Edgewater Technology, Inc." on June 29, 2000.

     In accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment to remove from registration all of the shares that remain unsold under the Registration Statement as of the date hereof, calculated to be 59,861 shares of common stock, based on the records of the Company's transfer agent. These remaining unsold common shares consist of 29,389 shares for Joan Floyd and 30,472 shares for Glen Floyd, Sr. The Company is seeking deregistration of these shares because its obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreements between the Company and the various selling stockholders has expired.

     Accordingly, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister such number of the shares of its common stock registered pursuant to the Registration Statement as remain unsold thereunder as of the date hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fayetteville, State of Arkansas, on the 29th day of May 2002.


                                    EDGEWATER TECHNOLOGY, INC.






                                    By: /s/ Gordon Y. Allison
                                    ---------------------------
                                    Gordon Y. Allison
                                    Executive Vice President - General Counsel

     Pursuant to the requirements of the securities act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                        Title                                   Date
          -----------                                       ------                                 ------
/s/ Shirley Singleton           President, Chief Executive Officer and Director               May 29, 2002
-----------------------------
Shirley Singleton

/s/ Kevin Rhodes                Chief Financial Officer (principal financial and accounting   May 29, 2002
-----------------------------   officer)
Kevin Rhodes

/s/ Clete T. Brewer        *    Director
-----------------------------
Clete T. Brewer

/s/ William J. Lynch       *    Director
-----------------------------
William J. Lynch

/s/ Charles A. Sanders     *    Director
-----------------------------
Charles A. Sanders

/s/ Bob L. Martin               Director                                                      May 29, 2002
-----------------------------
Bob L. Martin

/s/ Michael R. Loeb             Director                                                      May 29, 2002
-----------------------------
Michael R. Loeb

By: /s/ Gordon Y. Allison                                                                     May 29, 2002
-----------------------------
         Gordon Y. Allison
         * Attorney in Fact Pursuant to Power of Attorney dated April 28, 1998.
